UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2024

Allurion Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41767	92-2182207
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Huron Drive
Natick, Massachusetts		01760
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (508) 647-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALUR	The New York Stock Exchange
Warrants to purchase 1.420455 shares of common stock, each at an exercise price of $8.10 per share of common stock	ALUR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on February 9, 2023, Allurion Technologies, LLC (“Allurion Opco”), a Delaware limited liability company and wholly-owned subsidiary of Allurion Technologies, Inc., a Delaware corporation (the “Company”), entered into the Revenue Interest Financing Agreement, dated as of February 9, 2023 (as modified by that certain Assignment and Assumption, dated April 27, 2023, that certain Assignment Agreement, dated as of July 28, 2023, that certain Company Assumption Agreement, dated as of August 1, 2023, that certain Omnibus Amendment, dated as of April 14, 2024, that certain Assignment Agreement, dated as of October 15, 2024, and as otherwise amended, restated, amended and restated, supplemented and otherwise modified prior to the date hereof, the “Original RIFA”), with RTW Master Fund, Ltd. and RTW Innovation Master Fund, Ltd. (as transferees of the investors initially party to the Original RIFA).

As previously announced and in connection with the Original RIFA, the Company, Allurion Opco, RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd. and RTW Biotech Opportunities Operating Ltd. (as transferee from RTW Biotech Opportunities Ltd. (formerly known as RTW Venture Fund Limited)) (in each case, together with their successors and permitted assigns, the “Additional RIFA Investors”) entered into that certain letter agreement, dated as of February 9, 2023 (as modified by that Amended and Restated Letter Agreement, dated as of May 2, 2023, that certain Assignment Agreement, dated as of July 28, 2023, that certain Assignment Agreement, dated as of April 9, 2024, and that certain First Amendment to Amended and Restated Letter Agreement, dated as of April 14, 2024, the “Side Letter”). The Side Letter provided, among other things, that the Additional RIFA Investors may make a single election in certain circumstances to convert up to $7,500,000 of the purchase price (the “Conversion Amount”) that the Additional RIFA Investors paid for certain shares of common stock of the Company, into an amount of financing provided by the Additional RIFA Investors to Allurion Opco pursuant to an additional revenue interest financing agreement with Allurion Opco (the “Investment Conversion”).

Pursuant to the Side Letter, on October 22, 2024, the Additional RIFA Investors notified the Company of their election to exercise the Investment Conversion in full. Accordingly, on October 30, 2024, the Company and the Additional RIFA Investors entered into the additional Revenue Interest Financing Agreement (the “New RIFA”). The New RIFA has substantially identical terms and conditions as the Original RIFA, except that the amount of financing provided by the Additional RIFA Investors to Allurion Opco under the New RIFA is equal to the Conversion Amount.

The foregoing description of the New RIFA is not complete and is qualified in its entirety by reference to the complete text of the New RIFA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1#

Revenue Interest Financing Agreement, dated as of October 30, 2024, by and among Allurion Technologies, LLC, RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd. and RTW Biotech Opportunities Operating Ltd.

104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Furnished herewith

# Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLURION TECHNOLOGIES, INC.

Date:	November 4, 2024	By:	/s/ Brendan Gibbons
		Name: Title:	Brendan Gibbons Chief Legal Officer